NEWS FOR IMMEDIATE RELEASE

October 25, 2010                                                                          For Further Information Contact:

Paul M. Limbert
President and Chief Executive Officer

or

Robert H. Young
Executive Vice President and Chief Financial Officer

(304) 234-9000
NASDAQ Symbol: WSBC
Website: www.wesbanco.com

WesBanco Announces Improved Third Quarter 2010 Results

Wheeling, WV… Paul M. Limbert, President and Chief Executive Officer of WesBanco, Inc. (NASDAQ Global Market: WSBC), a Wheeling, West Virginia based multi-state bank holding company, today announced earnings for the third quarter and year-to-date periods ended September 30, 2010.

Net income available to common shareholders for the quarter ended September 30, 2010 was $9.2 million as compared to $2.3 million for the third quarter of 2009, representing an increase of 294%, while diluted earnings per common share were $0.34 for the third quarter of 2010, as compared to $0.09 per common share for the third quarter of 2009.  For the nine month period, net income available to common shareholders was $25.3 million or $0.95 per common share, while for the same period in 2009, net income available to common shareholders was $11.4 million or $0.43 per common share.  Net income available to common shareholders increased 122% in the first nine months of 2010 as compared to 2009.

Mr. Limbert commented, “WesBanco has continued to improve profitability, despite the slow economic recovery.  Net income grew significantly in the first nine months of 2010, and the quarter ending September 30, 2010 is the fourth consecutive quarter of growth in net income on a linked-quarter basis.  The growth in net income was achieved through improving net interest income, improving revenues from the Trust, Securities and Mortgage business units and the significant benefits of repurchasing TARP preferred shares in the third quarter of 2009, combined with a lower provision for the quarter and continued successful cost control throughout the organization.”

Net Interest Income

Net interest income increased $1.6 million or 3.9% in the third quarter and $6.0 million or 5.1% in the year-to-date period of 2010 as compared to the same periods in 2009 due to the Bank’s ability to manage rates on its loan and deposit accounts.  Net interest income has now increased for six consecutive quarters.  The net interest margin was 3.61% in the third quarter of 2010 and 3.58% for the nine months ending September 30, 2010, an increase of 26 basis points in both periods as compared to the same periods in 2009.  The average rate on interest bearing liabilities decreased by 65 basis points in the third quarter and 61 basis points in the year-to-date period, while the rate on earning assets declined at a much slower pace of 32 basis points in the third quarter and 28 basis points in the first nine months.  Lower rates on maturing higher rate certificates of deposit and an increase in lower cost deposits, primarily money market accounts, all contributed to the improvement in the cost of funds.  In addition, the average balance for borrowings, which generally have higher interest rates, decreased

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by $315.3 million or 39.3% in the third quarter of 2010 from the third quarter of 2009, through planned reductions utilizing the liquidity obtained through the branch acquisition in the first quarter of 2009 and pay downs on loans.  Improvements in the mix of deposits accounts, with CD’s dropping to 41.8% of total deposits and demand deposits increasing to 25.3% of total deposits, also contributed to the improved cost of funds.  The margin  also benefited from a 8.9% increase in average non-interest bearing deposit balances as a result of retail marketing campaigns and a focus on treasury management deposits from business customers.  Total borrowings excluding junior subordinated debt are down to 8.2% of total assets from 14.5% last year.

Provision and Allowance for Credit Losses

The provision for credit losses decreased $4.4 million in the third quarter and $1.1 million in the first nine months of 2010 compared to the same periods of 2009.  The provision in the current quarter was stable compared to each of the preceding quarters in 2010.

Net charge-offs increased $5.6 million in the third quarter compared to the second quarter of 2010 due to $10.5 million of charge-offs relating to the sale of $11.6 million of commercial real estate and $3.0 million of commercial loans at carrying value.  Previous reserves associated with these loans totaled $5.4 million.  Net charge-offs in the current quarter also include $1.5 million attributable to a foreclosure on a $2.9 million non-accrual commercial real estate loan.  The allowance for loan losses decreased $6.2 million compared to June 30, 2010 and $2.2 million compared to December 31, 2009 due primarily to the reduction of required reserves attributable to loans that were sold or otherwise charged down in the current quarter.  The allowance for loan losses was 1.78% of total loans at September 30, 2010 compared to 1.76% at December 31, 2009 and 1.74% at September 30, 2009.

Non-accrual loans decreased $11.7 million from year-end primarily as a result of the sale or foreclosure of loans in the current and prior quarters and other successful efforts to exit or reduce this category of loans.  However, total non-performing loans increased $8.8 million in the third quarter compared to December 31, 2009 due to a $20.5 million increase in renegotiated loans that continue to perform in accordance with their modified terms.  Loans past due 30 days or more and accruing interest decreased $9.4 million in the current quarter compared to June 30, 2010 and were also slightly down from year end.

Non-Interest Income and Non-Interest Expense

For the third quarter of 2010 non-interest income decreased $3.6 million and for the nine months ended September 30, 2010 it decreased $2.7 million as compared to the same period in 2009.  The quarterly decrease was principally due to a $1.8 million decline in service charges on deposits resulting from changes in overdraft fee structures mandated by recent regulatory changes, reduced income from bank owned life insurance due to a benefit claim recognized in the third quarter of 2009 and increased losses on other real estate owned.  The year-to-date decrease is due to decreases in service charges on deposits and $3.1 million in year-to-date write-downs in other real estate owned of a hotel property.  Improvements in non-interest income included trust fee growth of 12.9% in the first nine months of 2010 as compared to the first nine months of 2009 due to new business developed this year and improved market conditions.  In addition, revenue increased in most other major non-interest operating areas including electronic banking fees, securities brokerage revenue and mortgage banking.

Non-interest expenses decreased $2.0 million in the third quarter and $6.4 million year-to-date as compared to the same periods in 2009.  WesBanco significantly reduced expenses in most expense categories including salaries and wages, employee benefits, marketing and professional fees, somewhat offset by increases in foreclosure-related property expenses and occupancy expenses.  In addition, the year-to-date expense reduction

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includes a decrease in FDIC insurance of $2.1 million primarily due to a special assessment of $2.6 million in the second quarter of 2009, partially offset by premium increases due to higher deposit levels.

Financial Condition

Total assets decreased 3.6% from last September, while decreasing only 0.6% as compared to year end 2009.  Portfolio loans decreased 5.2% from last September, primarily due to continued strategic decreases in residential real estate loans, a focus on reasonable credit terms for borrowers and compressed demand for commercial and consumer loans as a result of the slow economic recovery.  Total deposits increased by 4.1%, primarily due to a 25.8% increase in money market deposits, which, combined with smaller increases in demand and savings deposits more than offset a 6.7% decrease in CDs.  The reduction in CDs was due to planned reductions of non-relationship customers acquired with the branch acquisition in 2009.  Total borrowings, excluding junior subordinated debt, decreased by $365.2 million or 45.4% as compared to September 30, 2009 and 35.8% as compared to December 31, 2009, funded by the increased deposits and the decreases in loans.  The planned deleveraging of the balance sheet, together with weak loan demand as a result of the prolonged recession, resulted in a reduction of total average earning assets by 4.9% in the third quarter and 3.6% for the nine month period as compared to 2009.

WesBanco continues to maintain strong regulatory capital ratios of 8.17% tier I leverage, 11.64% tier I risk-based capital, and 12.89% total risk-based capital, all of which improved in each of the last four consecutive quarters and are above the “well-capitalized” standards promulgated by bank regulators. Total tangible equity to tangible assets (non-GAAP measure) improved to 6.34% at September 30, 2010 from 6.27% at June 30, 2010 and from 5.88% at year end, primarily due to balance sheet management strategies and a 3.3% increase in shareholders’ equity from December 31, 2009.  The increase in shareholders’ equity was the result of improved operating results and increases in other comprehensive income due to higher unrealized securities gains.

WesBanco is a multi-state bank holding company with total assets of approximately $5.4 billion, operating through 112 branch locations and 134 ATMs in West Virginia, Ohio, and Pennsylvania. WesBanco’s banking subsidiary is WesBanco Bank, Inc., headquartered in Wheeling, West Virginia. WesBanco also operates an insurance brokerage company, WesBanco Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc.

Forward-looking Statements:

Forward-looking statements in this report relating to WesBanco’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The information contained in this report should be read in conjunction with WesBanco’s Form 10-K for the year ended December 31, 2009 and documents subsequently filed by WesBanco with the Securities and Exchange Commission (“SEC”), including WesBanco’s Forms 10-Q for the quarters ended March 31, and June 30, 2010, which are available at the SEC’s website www.sec.gov or at WesBanco’s website, www.wesbanco.com.  Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco’s most recent Annual Report on Form 10-K filed with the SEC under Part I, Item 1A. Risk Factors.  Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including without limitation, the effects of changing regional and national economic conditions; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to WesBanco and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, Federal Deposit Insurance Corporation, the SEC, Financial Institution Regulatory Authority, Municipal Securities Rulemaking Board, Securities Investors Protection Corporation, and other regulatory bodies; potential legislative and federal and state regulatory actions and reform, including, without limitation, the impact of the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act; adverse decisions of federal and state courts; fraud, scams and schemes of third parties; internet hacking; competitive conditions in the financial services industry; rapidly changing technology affecting financial services; marketability of debt instruments and corresponding impact on fair value adjustments; and/or other external developments materially impacting WesBanco’s operational and financial performance. WesBanco does not assume any duty to update forward-looking statements.

WESBANCO, INC.
Consolidated Selected Financial Highlights						Page 4
(unaudited, dollars in thousands, except per share amounts)

	For the Three Months Ended			For the Nine Months Ended
STATEMENT OF INCOME	September 30,			September 30,
Interest and dividend income	2010	2009	% Change	2010	2009	% Change
Loans, including fees	$ 46,753	$ 50,970	(8.27%)	$ 143,038	$ 154,513	(7.43%)
Interest and dividends on securities:
Taxable	8,957	10,563	(15.20%)	26,792	28,872	(7.20%)
Tax-exempt	2,763	3,595	(23.14%)	8,609	10,806	(20.33%)
Total interest and dividends on securities	11,720	14,158	(17.22%)	35,401	39,678	(10.78%)
Other interest income	103	84	22.62%	299	302	(0.99%)
Total interest and dividend income	58,576	65,212	(10.18%)	178,738	194,493	(8.10%)
Interest Expense
Interest bearing demand deposits	650	787	(17.41%)	1,957	2,163	(9.52%)
Money market deposits	1,821	1,758	3.58%	5,949	4,853	22.58%
Savings deposits	533	606	(12.05%)	1,758	1,784	(1.46%)
Certificates of deposit	8,817	13,062	(32.50%)	28,299	41,221	(31.35%)
Total interest expense on deposits	11,821	16,213	(27.09%)	37,963	50,021	(24.11%)
Federal Home Loan Bank borrowings	2,576	5,568	(53.74%)	10,477	16,814	(37.69%)
Other short-term borrowings	1,207	1,780	(32.19%)	3,558	5,619	(36.68%)
Junior subordinated debt owed to unconsolidated subsidiary trusts	986	1,222	(19.31%)	2,974	4,232	(29.73%)
Total interest expense	16,590	24,783	(33.06%)	54,972	76,686	(28.32%)
Net interest income	41,986	40,429	3.85%	123,766	117,807	5.06%
Provision for credit losses	11,778	16,200	(27.30%)	34,953	36,019	(2.96%)
Net interest income after provision for credit losses	30,208	24,229	24.68%	88,813	81,788	8.59%
Non-interest income
Trust fees	3,765	3,508	7.33%	11,459	10,149	12.91%
Service charges on deposits	4,897	6,648	(26.34%)	15,914	17,941	(11.30%)
Electronic banking fees	2,230	1,953	14.18%	6,335	5,554	14.06%
Net securities brokerage revenue	1,217	1,310	(7.10%)	3,642	3,110	17.11%
Bank-owned life insurance	879	1,873	(53.07%)	2,789	3,661	(23.82%)
Net securities gains	981	1,329	(26.19%)	3,284	3,933	(16.50%)
Net gains on sales of mortgage loans	985	820	20.12%	2,079	1,606	29.45%
Net loss on other real estate owned and other assets	(654)	29	(2355.17%)	(3,499)	(397)	781.36%
Other income	676	1,085	(37.70%)	2,599	1,744	49.03%
Total non-interest income	14,976	18,555	(19.29%)	44,602	47,301	(5.71%)
Non-interest expense
Salaries and wages	13,749	13,920	(1.23%)	40,326	41,085	(1.85%)
Employee benefits	4,671	5,240	(10.86%)	14,016	15,008	(6.61%)
Net occupancy	2,534	2,572	(1.48%)	8,133	7,676	5.95%
Equipment	2,460	2,888	(14.82%)	7,440	8,117	(8.34%)
Marketing	1,223	1,486	(17.70%)	3,008	3,961	(24.06%)
FDIC Insurance	1,740	1,528	13.87%	5,028	7,104	(29.22%)
Amortization of intangible assets	676	806	(16.13%)	2,060	2,315	(11.02%)
Restructuring and merger-related expenses	(32)	2	(1700.00%)	175	623	(71.91%)
Other operating expenses	8,660	9,263	(6.51%)	25,454	26,174	(2.75%)
Total non-interest expense	35,681	37,705	(5.37%)	105,640	112,063	(5.73%)
Income before provision for income taxes	9,503	5,079	87.10%	27,775	17,026	63.13%
Provision for income taxes	350	(363)	196.42%	2,473	390	534.10%
Net income	$ 9,153	$ 5,442	68.19%	$ 25,302	$ 16,636	52.09%
Preferred dividends and expenses associated with unamortized
discount and issuance costs	-	3,121	(100.00%)	-	5,233	(100.00%)
Net Income available to common shareholders	$ 9,153	$ 2,321	294.36%	$ 25,302	$ 11,403	121.89%

Taxable equivalent net interest income	$ 43,474	$ 42,365	2.62%	$ 128,402	$ 123,626	3.86%

Per common share data
Net income available per common share - basic	$ 0.34	$ 0.09	277.78%	$ 0.95	$ 0.43	120.93%
Net income available per common share - diluted	$ 0.34	$ 0.09	277.78%	$ 0.95	$ 0.43	120.93%
Dividends declared	$ 0.14	$ 0.14	0.00%	$ 0.42	$ 0.70	(40.00%)
Book value (period end)				$ 22.88	$ 22.30	2.60%
Tangible book value (period end) (1)				$ 12.11	$ 11.41	6.13%
Average common shares outstanding - basic	26,586,953	26,567,653	0.07%	26,577,302	26,565,621	0.04%
Average common shares outstanding - diluted	26,587,281	26,568,081	0.07%	26,577,827	26,567,174	0.04%
Period end common shares outstanding	26,586,953	26,567,653	0.07%	26,586,953	26,567,653	0.07%

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

WESBANCO, INC.
Consolidated Selected Financial Highlights						Page 5
(unaudited, dollars in thousands)

Selected ratios
	For the Nine Months Ended
	September 30,
	2010	2009	% Change

Return on average assets	0.62%	0.40%	56.75%
Return on average equity	5.60	3.39	65.40
Return on average tangible equity (1)	11.25	6.48	73.61
Yield on earning assets (2)	5.11	5.39	(5.12)
Cost of interest bearing liabilities	1.74	2.35	(26.08)
Net interest spread (2)	3.38	3.03	11.44
Net interest margin (2)	3.58	3.32	7.83
Efficiency (2)	61.06	65.56	(6.86)
Average loans to average deposits	83.32	90.18	(7.61)
Annualized net loan charge-offs/average loans	1.44	0.95	51.82
Effective income tax rate	8.90	2.29	288.65
Trust Assets, market value at period end	$ 2,797,935	$ 2,579,384	8.47

	For the Quarter Ending
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2010	2010	2010	2009	2009

Return on average assets	0.67%	0.61%	0.59%	0.53%	0.38%
Return on average equity	5.96	5.47	5.36	4.85	3.35
Return on average tangible equity (1)	11.80	10.98	10.94	10.06	6.68
Yield on earning assets (2)	4.98	5.10	5.26	5.28	5.30
Cost of interest bearing liabilities	1.56	1.74	1.91	2.05	2.21
Net interest spread (2)	3.42	3.36	3.35	3.23	3.09
Net interest margin (2)	3.61	3.56	3.57	3.46	3.35
Efficiency (2)	61.05	60.36	61.78	63.09	61.89
Average loans to average deposits	80.60	83.37	86.16	87.22	87.21
Annualized net loan charge-offs/average loans	2.09	1.42	0.83	1.59	1.58
Effective income tax rate	3.69	13.20	9.91	(23.36)	(7.15)
Trust Assets, market value at period end	$ 2,797,935	$ 2,614,284	$ 2,778,687	$ 2,668,610	$ 2,579,384

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) The yield on earning assets, net interest margin, net interest spread and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and investments. WesBanco believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and non-taxable amounts.

WESBANCO, INC.
Consolidated Selected Financial Highlights					Page 6
(unaudited, dollars in thousands)					% Change
Balance sheets	September 30,			December 31,	December 31, 2009
Assets	2010	2009	% Change	2009	to September 30,2010
Cash and due from banks	$ 88,371	$ 75,257	17.43%	$ 72,054	22.65%
Due from banks - interest bearing	583	11,999	(95.14)	10,813	(94.61)
Securities:
Available-for-sale, at fair value	893,414	1,417,687	(36.98)	1,261,804	(29.20)
Held-to-maturity (fair values of 476,710; 931 and 1,443, respectively)	465,297	1,450	NM	1,450	NM
Total securities	1,358,711	1,419,137	(4.26)	1,263,254	7.56
Loans held for sale	13,132	6,860	91.43	9,441	39.10
Portfolio Loans:
Commercial	431,996	463,948	(6.89)	451,688	(4.36)
Commercial real estate	1,733,426	1,764,791	(1.78)	1,780,221	(2.63)
Residential real estate	635,934	739,151	(13.96)	708,397	(10.23)
Home equity	248,481	235,427	5.54	239,784	3.63
Consumer	268,265	298,305	(10.07)	290,856	(7.77)
Total portfolio loans, net of unearned income	3,318,102	3,501,622	(5.24)	3,470,946	(4.40)
Allowance for loan losses	(58,989)	(60,755)	2.91	(61,160)	3.55
Net portfolio loans	3,259,113	3,440,867	(5.28)	3,409,786	(4.42)
Premises and equipment, net	85,868	91,411	(6.06)	89,603	(4.17)
Accrued interest receivable	20,882	22,091	(5.47)	20,048	4.16
Goodwill and other intangible assets, net	286,228	289,087	(0.99)	288,292	(0.72)
Bank-owned life insurance	106,054	102,670	3.30	103,637	2.33
Other assets	143,681	101,712	41.26	130,424	10.16
Total Assets	$ 5,362,623	$ 5,561,091	(3.57)%	$ 5,397,352	(0.64)%

Liabilities
Deposits:
Non-interest bearing demand	$ 562,770	$ 514,726	9.33%	$ 545,019	3.26%
Interest bearing demand	493,172	467,085	5.59	450,697	9.42
Money market	853,324	678,099	25.84	714,926	19.36
Savings deposits	520,074	479,342	8.50	486,055	7.00
Certificates of deposit	1,741,736	1,866,256	(6.67)	1,777,536	(2.01)
Total deposits	4,171,076	4,005,508	4.13	3,974,233	4.95
Federal Home Loan Bank borrowings	259,179	567,939	(54.36)	496,393	(47.79)
Other short-term borrowings	180,422	236,884	(23.84)	188,522	(4.30)
Junior subordinated debt owed to unconsolidated subsidiary trusts	106,027	111,175	(4.63)	111,176	(4.63)
Total borrowings	545,628	915,998	(40.43)	796,091	(31.46)
Accrued interest payable	6,888	10,664	(35.41)	9,208	(25.20)
Other liabilities	30,744	36,586	(15.97)	29,104	5.63
Total liabilities	4,754,336	4,968,756	(4.32)	4,808,636	(1.13)

Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized;
none outstanding	-	-	-	-	-
Common stock, $2.0833 par value; 50,000,000 shares authorized;
26,633,848 shares issued; 26,586,953 shares, 26,567,653
shares and 26,567,653 shares outstanding, respectively	55,487	55,487	-	55,487	-
Capital surplus	191,902	193,211	(0.68)	192,268	(0.19)
Retained earnings	354,925	337,211	5.25	340,788	4.15
Treasury stock (46,895; 66,195 and 66,195 shares - at cost,
respectively)	(1,063)	(1,498)	29.02	(1,498)	29.02
Accumulated other comprehensive income	8,221	9,195	10.59	2,949	178.77
Deferred benefits for directors	(1,185)	(1,271)	6.73	(1,278)	7.24
Total Shareholders' Equity	608,287	592,335	2.69	588,716	3.32
Total Liabilities and Shareholders' Equity	$ 5,362,623	$ 5,561,091	(3.57)%	$ 5,397,352	(0.64)%

NM - Not Meaningful

WESBANCO, INC.
Consolidated Selected Financial Highlights								Page 7
(unaudited, dollars in thousands)
Average balance sheet and
net interest margin analysis	Three Months Ended September 30,				Nine Months Ended September 30,
	2010		2009		2010		2009
	Average	Average	Average	Average	Average	Average	Average	Average
Assets	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Due from banks - interest bearing	$ 79,613	0.32%	$ 38,772	0.19%	$ 95,895	0.23%	$ 43,606	0.19%
Loans, net of unearned income (1)	3,367,628	5.51%	3,529,534	5.73%	3,414,824	5.60%	3,563,632	5.80%
Securities: (2)
Taxable	1,054,588	3.40%	1,100,345	3.84%	981,320	3.64%	991,584	3.88%
Tax-exempt (3)	260,944	6.52%	337,130	6.56%	269,142	6.56%	336,334	6.59%
Total securities	1,315,532	4.02%	1,437,475	4.48%	1,250,462	4.27%	1,327,918	4.57%
Federal funds sold	-	0.00%	-	0.00%	-	-	2,755	0.24%
Other earning assets	29,743	0.54%	31,911	0.83%	30,121	0.60%	32,055	0.97%
Total earning assets (3)	4,792,516	4.98%	5,037,692	5.30%	4,791,302	5.11%	4,969,966	5.39%
Other assets	629,665		624,389		633,237		620,730
Total Assets	$ 5,422,181		$ 5,662,081		$ 5,424,539		$ 5,590,696

Liabilities and Shareholders' Equity
Interest bearing demand deposits	$ 474,897	0.54%	$ 456,939	0.68%	$ 468,571	0.56%	$ 452,836	0.64%
Money market accounts	851,910	0.85%	680,008	1.03%	804,810	0.99%	604,735	1.07%
Savings deposits	518,272	0.41%	483,273	0.50%	508,740	0.46%	466,819	0.51%
Certificates of deposit	1,765,540	1.98%	1,905,645	2.72%	1,763,315	2.15%	1,906,149	2.89%
Total interest bearing deposits	3,610,619	1.30%	3,525,865	1.82%	3,545,436	1.43%	3,430,539	1.95%
Federal Home Loan Bank borrowings	303,377	3.37%	574,097	3.85%	393,279	3.56%	583,837	3.85%
Other borrowings	183,895	2.60%	228,514	3.09%	181,441	2.62%	232,982	3.22%
Junior subordinated debt	109,889	3.56%	111,164	4.36%	110,739	3.59%	111,143	5.09%
Total interest bearing liabilities	4,207,780	1.56%	4,439,640	2.21%	4,230,895	1.74%	4,358,501	2.35%
Non-interest bearing demand deposits	567,645		521,477		553,170		521,157
Other liabilities	37,824		57,260		36,672		54,405
Shareholders' equity	608,932		643,704		603,802		656,633
Total Liabilities and Shareholders' Equity	$ 5,422,181		$ 5,662,081		$ 5,424,539		$ 5,590,696
Taxable equivalent net interest spread		3.42%		3.09%		3.38%		3.03%
Taxable equivalent net interest margin		3.61%		3.35%		3.58%		3.32%

(1) Gross of allowance for loan losses and net of unearned income. Includes non-accrual and loans held for sale.
Loan fees included in interest income on loans are $0.9 million and $3.1 million for the three and nine months ended September 30, 2010, respectively, and $0.9 million and $3.7 million for the same periods in 2009.
(2) Average yields on available-for sale securities are calculated based on amortized cost.
(3) Taxable equivalent basis is calculated on tax-exempt securities using a rate of 35% for each period presented.

WESBANCO, INC.
Consolidated Selected Financial Highlights					Page 8
(unaudited, dollars in thousands, except per share amounts)
	Quarter Ended
Statement of Income	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
Interest income	2010	2010	2010	2009	2009
Loans, including fees	$ 46,753	$ 47,911	$ 48,375	$ 49,804	$ 50,970
Interest and dividends on securities:
Taxable	8,957	8,724	9,111	9,779	10,563
Tax-exempt	2,763	2,851	2,994	3,204	3,595
Total interest and dividends on securities	11,720	11,575	12,105	12,983	14,158
Other interest income	103	111	85	84	84
Total interest and dividend income	58,576	59,597	60,565	62,871	65,212
Interest Expense
Interest bearing demand deposits	650	636	670	757	787
Money market deposits	1,821	2,185	1,943	1,834	1,758
Savings deposits	533	623	602	601	606
Certificates of deposit	8,817	9,322	10,160	11,606	13,062
Total interest expense on deposits	11,821	12,766	13,375	14,798	16,213
Federal Home Loan Bank borrowings	2,576	3,567	4,334	5,035	5,568
Other short-term borrowings	1,207	1,173	1,178	1,353	1,780
Junior subordinated debt owed to unconsolidated subsidiary trusts	986	943	1,045	1,120	1,222
Total interest expense	16,590	18,449	19,932	22,306	24,783
Net interest income	41,986	41,148	40,633	40,565	40,429
Provision for credit losses	11,778	11,675	11,500	14,353	16,200
Net interest income after provision for credit losses	30,208	29,473	29,133	26,212	24,229
Non-interest income
Trust fees	3,765	3,636	4,058	3,597	3,508
Service charges on deposits	4,897	5,701	5,317	6,430	6,648
Electronic banking fees	2,230	2,190	1,915	1,868	1,953
Net securities brokerage revenue	1,217	1,055	1,370	1,059	1,310
Bank-owned life insurance	879	966	944	963	1,873
Net securities gains/(losses)	981	898	1,405	2,113	1,329
Net gains on sales of mortgage loans	985	569	525	489	820
Net gain (loss) on other real estate owned and other assets	(654)	(1,315)	(1,530)	(350)	29
Other income	676	885	1,037	1,119	1,085
Total non-interest income	14,976	14,585	15,041	17,288	18,555
Non-interest expense
Salaries and wages	13,749	13,362	13,214	13,314	13,920
Employee benefits	4,671	4,347	4,997	4,949	5,240
Net occupancy	2,534	2,540	3,060	2,593	2,572
Equipment	2,460	2,376	2,604	2,609	2,888
Marketing	1,223	1,155	630	1,132	1,486
FDIC Insurance	1,740	1,683	1,605	1,713	1,528
Amortization of intangible assets	676	685	699	795	806
Restructuring and merger-related expenses	(32)	7	200	1,192	2
Other operating expenses	8,660	8,412	8,385	9,288	9,263
Total non-interest expense	35,681	34,567	35,394	37,585	37,705
Income before provision for income taxes	9,503	9,491	8,780	5,915	5,079
Provision for income taxes	350	1,253	870	(1,382)	(363)
Net income	$ 9,153	$ 8,238	$ 7,910	$ 7,297	$ 5,442
Preferred dividends	-	-	-	-	3,121
Net Income available to common shareholders	$ 9,153	$ 8,238	$ 7,910	$ 7,297	$ 2,321

Taxable equivalent net interest income	$ 43,474	$ 42,683	$ 42,245	$ 42,291	$ 42,365

Per common share data
Net income available per common share - basic	$ 0.34	$ 0.31	$ 0.30	$ 0.27	$ 0.09
Net income available per common share - diluted	$ 0.34	$ 0.31	$ 0.30	$ 0.27	$ 0.09
Dividends declared	$ 0.14	$ 0.14	$ 0.14	$ 0.14	$ 0.14
Book value (period end)	$ 22.88	$ 22.74	$ 22.45	$ 22.16	$ 22.30
Tangible book value (period end) (1)	$ 12.11	$ 11.95	$ 11.63	$ 11.31	$ 11.41
Average common shares outstanding - basic	26,586,953	26,577,065	26,567,653	26,567,653	26,567,653
Average common shares outstanding - diluted	26,587,281	26,577,828	26,568,172	26,567,653	26,568,081
Period end common shares outstanding	26,586,953	26,586,903	26,567,653	26,567,653	26,567,653
Full time equivalent employees	1,371	1,415	1,379	1,393	1,428

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

WESBANCO, INC.
Consolidated Selected Financial Highlights									Page 9
(unaudited, dollars in thousands)
	Quarter Ended
	Sept. 30,		June 30,		Mar. 31,		Dec. 31,		Sept. 30,
Asset quality data	2010		2010		2010		2009		2009
Non-performing assets:
Non-accrual loans	$ 53,578		$ 65,083		$ 68,439		$ 65,273		$ 67,355
Renegotiated loans	35,532		29,472		29,188		14,988		15,013
Total non-performing loans	89,110		94,555		97,627		80,261		82,368
Other real estate and repossessed assets	8,577		6,068		7,758		8,691		8,665
Total non-performing assets	$ 97,687		$ 100,623		$ 105,385		$ 88,952		$ 91,033
Loans past due 90 days or more and accruing	7,316		4,826		5,202		5,275		7,769
Total non-performing assets and loans past due
90 days or more	$ 105,003		$ 105,449		$ 110,587		$ 94,227		$ 98,802
Loans past due 30-89 days	$ 23,661		$ 35,517		$ 24,784		$ 25,396		$ 24,833

Loans past due 90 days or more and
accruing / total loans	0.22%		0.14%		0.15%		0.15%		0.22%
Non-performing loans/total loans	2.69		2.78		2.84		2.31		2.35
Non-performing loans and loans past due 90
days or more/total loans	2.91		2.92		2.99		2.46		2.57

Non-performing assets/total loans, other
real estate and repossessed assets	2.94		2.95		3.06		2.56		2.59
Loans past due 30-89 days/total loans	0.71		1.04		0.72		0.73		0.71

Allowance for loan losses
Allowance for loan losses	$ 58,989		$ 65,203		$ 65,625		$ 61,160		$ 60,755
Provision for loan losses	11,491		11,675		11,500		14,395		16,200
Net loan and deposit account overdraft charge-offs	17,705		12,097		7,035		13,990		14,017
Annualized net loan charge-offs /average loans	2.09%		1.42%		0.83%		1.59%		1.58%
Allowance for loan losses/total loans	1.78%		1.92%		1.91%		1.76%		1.74%
Allowance for loan losses/non-performing loans	0.66	x	0.69	x	0.67	x	0.76	x	0.74	x
Allowance for loan losses/non-performing loans and
loans past due 90 days or more	0.61	x	0.66	x	0.64	x	0.72	x	0.67	x

	Quarter Ended
	Sept. 30,		June 30,		Mar. 31,		Dec. 31,		Sept. 30,
	2010		2010		2010		2009		2009
Capital ratios
Tier I leverage capital	8.17%		8.13%		8.07%		7.86%		7.55%
Tier I risk-based capital	11.64		11.61		11.42		11.12		10.95
Total risk-based capital	12.89		12.87		12.68		12.37		12.21
Shareholders' equity to assets	11.23		11.12		11.05		10.86		11.37
Tangible equity to tangible assets (1)	6.34		6.27		6.06		5.88		5.75

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

NON-GAAP FINANCIAL MEASURES							Page 10
The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco’s operating performance and trends, and facilitate comparisons with the performance of WesBanco’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco’s financial statements.

	Three Months Ended					Year to Date
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	Sept. 30,
(unaudited, dollars in thousands)	2010	2010	2010	2009	2009	2010	2009
Return on average tangible equity:
Net income (annualized)	$ 36,313	$ 33,043	$ 32,081	$ 28,949	$ 21,591	$ 33,828	$ 22,242
Plus: amortization of intangibles (annualized) (1)	1,743	1,787	1,842	2,050	2,079	1,791	2,012
Net income before amortization of intangibles (annualized)	38,056	34,830	33,923	30,999	23,670	35,619	24,254

Average total shareholder's equity	608,932	604,334	598,022	596,747	643,700	603,802	656,633
Less: average goodwill and other intangibles	(286,537)	(287,221)	(287,908)	(288,661)	(289,470)	(287,217)	(282,380)
Average tangible equity	322,395	317,113	310,114	308,086	354,230	316,585	374,253

Return on average tangible equity	11.80%	10.98%	10.94%	10.06%	6.68%	11.25%	6.48%

	Period End
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2010	2010	2010	2009	2009
Tangible book value:
Total shareholders' equity	$ 608,287	$ 604,714	$ 596,473	$ 588,716	$ 592,335
Less: goodwill and other intangible assets	(286,228)	(286,908)	(287,593)	(288,292)	(289,087)
Tangible equity	322,059	317,806	308,880	300,424	303,248

Common shares outstanding	26,586,953	26,586,903	26,567,653	26,567,653	26,567,653

Tangible book value	$ 12.11	$ 11.95	$ 11.63	$ 11.31	$ 11.41

Tangible equity to tangible assets:
Total shareholders' equity	$ 608,287	$ 604,714	$ 596,473	$ 588,716	$ 592,335
Less: goodwill and other intangible assets	(286,228)	(286,908)	(287,593)	(288,292)	(289,087)
Tangible equity	322,059	317,806	308,880	300,424	303,248

Total assets	5,362,623	5,356,261	5,380,441	5,397,352	5,561,091
Less: goodwill and other intangible assets	(286,228)	(286,908)	(287,593)	(288,292)	(289,087)
Tangible assets	5,076,395	5,069,353	5,092,848	5,109,060	5,272,004

Tangible equity to tangible assets	6.34%	6.27%	6.06%	5.88%	5.75%

(1) Tax effected at 35%.